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                                                                    Exhibit 99.1

                               PURCHASE AGREEMENT
                                (LAWSON COMMONS)


        THIS AGREEMENT, made this ___ day of May, 2005, by and between Rice Park Associates, LLC, a Minnesota limited liability company ("Seller"), and Harvard Property Trust, LLC, a Delaware limited liability company ("Buyer").

        In consideration of the mutual covenants contained herein, Seller and Buyer agree as follows:

1.      PURCHASE AND SALE.

        Subject to the agreements, covenants and conditions of this Agreement, Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller the following property (collectively, "Property"):

        a. REAL PROPERTY. Fee simple interest in that certain parcel of real estate located at 380 St. Peter Street, St. Paul, Minnesota, commonly known as Lawson Commons, legally described on Exhibit A ("Land") together with all improvements thereon, including fixtures, (collectively "Building") and together with all easements and appurtenances of any nature to the Land (collectively the "Real Property").

        b. PERSONAL PROPERTY. All of the personal property situated in or about the Real Property owned by the Seller and used in the operation or maintenance of the Real Property described in Exhibit B attached hereto ("Personal Property").

        c. LEASES. Seller's interests as lessor in all of the leases and licenses described in Exhibit C attached hereto ("Leases").

        d. CONTRACTS. Seller's interests in the service and maintenance contracts, equipment leases and other contracts regarding the Real Property and the Personal Property described in Exhibit D attached hereto ("Contracts").

        e. PERMITS. Seller's interests in the permits, licenses and other consents or approvals from governmental authorities or private parties which relate to the Real Property.

        f. WARRANTIES. Seller's interests in all warranties and guaranties (express or implied) regarding the acquisition, construction, design, use, operation, management or maintenance of the Real Property and the Personal Property.

        g. PLANS. A copy of the records set blueprints, plans and specifications regarding the Real Property, and the Personal Property to the extent available ("Plans").

        h. RECORDS. Copies of the reports, studies and other documents pertaining to the Real Property, Personal Property, Leases and Contracts in the possession of Seller, and the copies of the following records of Seller regarding the Real Property and the Personal Property for the calendar years 2005, 2004, 2003 and 2002: records regarding management and leasing, real estate taxes and assessments, insurance (including insurance loss histories), tenants, maintenance, repairs, and capital improvements and services ("Records").

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        i.      INTANGIBLE PROPERTY. Seller's interest in all intangible
                property associated with the use or operation of the Real Property, including specifically, without limitation, the use of all trade names, logos and websites in respect of the Real Property ("intangible Property").

2.      PURCHASE PRICE.

        The total purchase price to be paid by Buyer for the Property shall be Eighty-four million five hundred thousand and no/100 dollars ($84,500,000), which shall be paid as follows:

        a. EARNEST MONEY. Immediately upon execution of this Agreement, Buyer shall wire transfer to Commercial Partners Title, LLC, 200 South Sixth Street, Suite 1300, Minneapolis, Minnesota ("Title Company"), the amount of $500,000 earnest money ("Earnest Money") which the Title Company shall deposit in an interest bearing account until closing of the transaction or cancellation of this Agreement. Interest accruing on the Earnest Money (and, if applicable, the additional deposit made pursuant to Section
                3) shall be deemed additional Earnest Money to be applied in the same manner as the Earnest Money. The Earnest Money shall be nonrefundable after May 20, 2005 in the absence of a default by Seller or as otherwise expressly provided herein and shall be applied towards payment of the Purchase Price at Closing or shall be applied as otherwise expressly provided herein.

        b. PURCHASE PRICE BALANCE. On or before noon (Dallas, Texas time) on the Closing Date (as defined in Section 3), Buyer shall wire transfer to the Title Company the amount of Eighty Four Million Dollars ($84,000,000);

        c. SHORTFALL ESCROW. Notwithstanding anything contained in this Agreement to the contrary, the amount of Four Million Five Hundred Thousand Dollars ($4,500,000) ("Shortfall Escrow") shall not be disbursed to Seller at Closing but shall be held by Title Company in "Permitted Investments and Accounts" and disbursed to Seller or Buyer, as applicable, pursuant to an Office Lease Agreement (the "Master Lease") to be agreed upon by the parties. The parties shall endeavor in good faith to agree upon the form of Master Lease as soon as practicable after the date of this Agreement. Permitted Investments and Accounts shall mean money market accounts, municipal bonds, and treasury notes and certificates appropriate for principal preservation currently yielding returns in a 3.5% to 4.0% range. The portfolio shall be managed so as to preserve an appropriate level of liquidity. The portfolio shall be subject to Buyer's approval not to be unreasonably withheld on the foregoing criteria. In the event that Seller and Buyer fail to agree upon the form of Master Lease by 3:00 p.m. (Dallas, Texas time) on the second (2nd) business day after the date of this Agreement, then either Seller or Buyer may terminate this Agreement by written notice to the other party, in which event the Earnest Money shall be returned to Buyer.

        d. ESCROW AGREEMENT. This Agreement shall constitute instructions to Title Company who shall act as the escrow agent ("Escrow Agent"). In the event any additional instructions to the Escrow Agent shall conflict with the terms and provisions of this Agreement, the terms and provisions of this Agreement shall take precedence and shall control, unless such conflicting instruction specifically recites an intention by the parties to modify a specific term or provision of this Agreement.

3.      CLOSING DATE.


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        Closing for the transaction provided herein ("Closing") shall be on or before 10:00 a.m. June 3, 2005 ("Closing Date") or such earlier date as may be agreed to by the parties. Notwithstanding the foregoing, Buyer may extend the Closing Date to a date not later than 9:00 a.m. June 13, 2005, by (a) delivering to Seller, on or before June 1, 2005, written notice specifying a new Closing Date (such date to be not later than June 13, 2005), and (b) delivering to Title Company, on or before June 3, 2005, additional nonrefundable Earnest Money in the amount of Fifty Thousand Dollars ($50,000) (which shall be applied towards payment of the Purchase Price at Closing or as otherwise expressly provided herein). Closing shall be held at the offices of Briggs and Morgan, P.A., 2200 IDS Center, Minneapolis, Minnesota. Buyer shall be entitled to possession of the Real Property as of the Closing Date.

4.      PRORATION OF RENT AND OPERATING COSTS.

        Seller and Buyer agree to the following prorations and allocations of rents and operating costs at Closing:

        a. RENT. Basic rents ("Basic Rent") for the month of Closing shall be prorated between Seller and Buyer as of the Closing Date based upon Basic Rent actually collected. All prepaid Basic Rent, and other income from the Property shall be credited to Buyer at Closing, to the extent same is attributable to a period of time after Closing.

        b. DELINQUENT RENT. Basic Rent and additional rents constituting reimbursement to Seller for common area maintenance charges, property taxes, insurance and other operating expenses ("Additional Rent") which is delinquent and remains uncollected at Closing shall not be prorated between Seller and Buyer at Closing. At Closing, Seller shall furnish to Buyer a schedule of delinquent Basic Rent and Additional Rent due under the Leases. Buyer shall pay to Seller, Seller's prorata share of any delinquent Basic Rent and Additional Rent if and when collected by Buyer; provided, however, that Buyer shall have no obligation to collect or pursue the collection of same. If Buyer fails to collect any such deficiency within thirty (30) days of Closing, Seller may collect such deficiency or pursue the collection of the same. Buyer shall fully cooperate with (but shall not be required to incur any expense with respect to) Seller's efforts to collect deficient rent permitting Seller to bring such claim in Buyer's name if necessary to pursue such claim; provided, however, that Buyer shall not be required to terminate any lease or evict any tenant. It is understood and agreed that any Basic Rent or Additional Rent collected by Buyer after Closing shall be applied first to deficient Basic Rent and Additional Rent in the order in which such deficiency arose, earliest deficiencies to be first paid. Buyer shall hold all landlord's liens in the entireties thereof to enforce the payment of rentals to which Buyer is entitled, and Seller shall be deemed to have transferred to Buyer all of such landlord's liens.

        c. OPERATING COSTS. All operating costs ("Operating Costs") related to the Property excluding real estate taxes and installments of special assessments of the Property will be allocated between Seller and Buyer as of the Closing Date so that the Seller pays that part of Operating Costs due and payable before the Closing Date and Buyer pays that part of Operating Costs due and payable from and after the Closing Date.

        d. OPERATING COST ESCROW. Seller shall credit to Buyer at Closing all amounts paid to Seller by tenants for the purpose of paying Operating Costs then held by Seller. The amount of any such assignment shall be credited against any amounts due and owing by Seller under paragraph 4b of this Agreement. Buyer shall indemnify, defend and hold harmless Seller from the claims of any tenant related to such Operating Cost escrow payments made by


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                such tenant to the extent of such credit from Seller to Buyer.
                If the amount of the Operating Costs collected by Seller and credited to Buyer is less than Seller's Operating Cost obligation under this Agreement, Seller shall not be required to pay Buyer the amount of such deficiency to the extent such deficiency can be recovered by Buyer from tenants pursuant to future Operating Cost escrow payments or a year end assessment by the Buyer under the terms of the leases assigned to Buyer, subject to the provisions of Section 4.h below.

        e. TAXES. Seller shall be responsible for payment at or prior to Closing of all real estate taxes and other taxes due and payable in 2004 and all prior years in respect of the Property. Buyer shall be responsible for payment of all real estate taxes and other taxes due and payable in 2006 and all subsequent years in respect of the Property. Seller and Buyer shall prorate real estate taxes and other taxes due and payable in 2005 on a calendar year basis based on the day of Closing.

        f. SPECIAL ASSESSMENTS. Special Assessments for maintenance or other purposes which can be charged as an operating cost to tenants shall be assumed by Buyer. Special Assessments which cannot be charged as an operating cost to tenants shall be paid by Seller at Closing.

        g. SECURITY DEPOSITS. All security deposits and other deposits payable to tenants under the Leases shall be credited to Buyer at Closing.

        h. RECONCILIATION. Seller and Buyer acknowledge and agree that Additional Rent which Seller has heretofore collected from tenants at the Property in respect of taxes and other operating expenses ("Charges") during the period from January 1, 2005 through and including the Closing Date ("Seller's Reconciliation Period"), have not yet been reconciled with tenants to the extent Seller's recovery of such expenses from the tenants for such period exceeded or was less than the actual amount of such expenses for such period (the "Tenant Reconciliation"). In connection with the Tenant Reconciliation, the parties agree that (i) within a reasonable time after Closing, Seller shall deliver to Buyer the data reasonably supporting the Charges Seller collected from the tenants during Seller's Reconciliation Period and the amount of Charges actually paid by Seller during Seller's Reconciliation Period, and (ii) at the end of calendar year 2005, Buyer shall prepare the final Tenant Reconciliation (subject to Seller's approval with respect to Seller's Reconciliation Period) in accordance with the terms and conditions of the applicable Leases and, to the extent applicable, either reimburse or bill tenants accordingly. If the Tenant Reconciliation for Seller's Reconciliation Period shows that amounts collected during Seller's Reconciliation Period were more than the amount of Charges actually paid by Seller during Seller's Reconciliation Period, then Seller shall pay such amount to Buyer (to the extent Buyer did not receive a credit therefor at Closing), and Buyer shall indemnify, defend and hold harmless Seller for Buyer's failure to pay such reimbursements to the tenants. If it is determined that a tenant has underpaid to Seller any portion of the Charges for Seller's Reconciliation Period, Buyer shall make good faith attempts to collect the amount of any under-payment of such Charges from such tenant, and shall, upon receipt, immediately deliver such amount to Seller. The agreements of Seller and Buyer set forth herein shall survive the Closing. Notwithstanding anything to the contrary contained herein, Buyer shall have no rights or claims with respect to the Tenant Reconciliation for calendar year 2004 and Seller shall be entitled to collect such amounts directly from Tenants by any legal means and Seller


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                shall also be responsible to reimburse Tenants to the extent of any over-payment of Charges actually received by Seller for calendar year 2004.

        i. ADJUSTMENT. The prorations described in this Section 4 shall be made as of 12:01 a.m. on the Closing Date, as if Buyer were vested with title to the Property during the entire day upon which Closing occurs. All prorations described in this Section 4 shall be effected by increasing or decreasing, as the case may be, the amount of cash to be paid by Buyer to Seller at Closing. Seller and Buyer agree to adjust between themselves after Closing any errors or omissions in the prorations made at Closing; provided, however, that such prorations shall be deemed final and not subject to further post Closing adjustments if no such adjustments have been requested within one (1) year after the Closing Date.

5.      CONDITIONS TO CLOSING.

        All obligations of Buyer under this Agreement are subject to the fulfillment of each of the following conditions, as well as any other conditions contained elsewhere in this Agreement, any of which may be waived in writing by
Buyer:

        a. TRUE REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in this Agreement shall be true as of the Closing Date.

        b. DOCUMENTS DELIVERED AND OBLIGATIONS PERFORMED. All documents required to be delivered to Buyer pursuant to the terms of this Agreement at or prior to the Closing shall have been delivered in form required hereunder and all obligations required to be performed by Seller at or prior to the Closing pursuant to the terms of this Agreement shall have been performed by Seller.

        c. ZONING, RESTRICTIONS AND ACCESS. Buyer shall be satisfied, in Buyer's sole discretion, that applicable zoning laws, ordinances and recorded restrictions, if any, permit use of the Real Property for the general office and retail purposes for which it is currently used and that ingress and egress to public thoroughfares will be adequate for Buyer's needs.

        d. UTILITIES. Buyer shall be satisfied, in Buyer's sole discretion, that all utility services necessary for the current use of the Property are available to Buyer at the Real Property, including but not limited to gas, electricity, water and storm and sanitary sewer.

        e. INSPECTION OF IMPROVEMENTS. Buyer shall have inspected and approved the physical condition of the Property, including all mechanical and utility systems included therein and Buyer shall be satisfied, in Buyer's sole discretion, with the results of such inspections.

        f. APPROVAL OF FINANCIAL STATEMENTS. Buyer shall have reviewed and approved the financial statements of the Property described below and Buyer shall be satisfied, in Buyer's sole discretion, with the financial statements.

        g. ENVIRONMENTAL. Buyer shall have reviewed any environmental audits of the Property delivered to Buyer from Seller or any contractor engaged by Buyer, and Buyer shall be satisfied, in Buyer's sole discretion, with such environmental audits.

        If the contingencies described in Section 5.a and 5.b (the "Closing Date Conditions") are not satisfied as of the Closing Date, or if the contingencies described in Sections 5.c through 5.g (the


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"Contingency Date Conditions") are not satisfied by 5:00 p.m. on May 20, 2005
(the "Contingency Date"), then Buyer may, in its sole discretion and at Buyer's sole option, terminate this Agreement by sending written notice to Seller at Closing (in the case of the Closing Date Conditions) or within one (1) business day after the Contingency Date (in the case of the Contingency Date Conditions). If Buyer terminates this Agreement as provided herein, Title Company shall return all Earnest Money to Buyer within three (3) business days of delivery of said notice. If Buyer does not terminate the Agreement as provided herein, the Earnest Money will be deemed nonrefundable (in the absence of Seller's default or as otherwise expressly provided herein) and shall either be applied against the purchase price at Closing or otherwise as expressly provided herein.

6.      PRECLOSING DOCUMENTS.

        As soon as possible after the date of this Agreement, but in no event later than five (5) days after the date of this Agreement, Seller shall furnish Buyer with the following (and will thereafter provide to Buyer any additional information regarding the Property that Buyer may reasonably request):

        a. FINANCIAL STATEMENTS. Accurate financial statements of the Property for the period from 2002 through the most recently completed calendar month as of the date of this Agreement, which statements have been prepared by Seller in the normal course of such Seller's business and are used by Seller in Seller's normal operation and management of the Property. Such financial statements shall include statements relating to any owner association in respect of the Property or any parking operations of Seller.

        b. AGREEMENTS. Leases, Contracts, Permits, Warranties, Plans, Records and documents evidencing any Intangible Property, as described in paragraph 1.

        c. SURVEYS, SOIL TESTS, REPORTS, AND DEVELOPMENT PLANS. A copy of the surveys, structural reports, property condition reports, environmental tests and reports, soil tests and reports, building plans, and other reports and studies in respect of the Property that are in Seller's possession and relate to the Real Property.

        d. RENT ROLL. A rent roll setting forth the names of each tenant, the commencement and termination date of each tenant's lease, the base rent, and any options to extend the lease.

7.      SELLER'S OBLIGATIONS AT CLOSING.

        At the closing, Seller shall deliver or execute, acknowledge (where appropriate), and deliver to Buyer the following (the forms of the conveyance documents described below to be reasonably satisfactory to Seller and Buyer):

        a. DEEDS. Recordable, Minnesota Statutory form, special warranty deed, from Seller which conveys the Real Property to Buyer. The state deed tax payable upon recording the deed shall be paid by Seller.

        b. BILL OF SALE. A warranty bill of sale conveying the Personal Property to Buyer free and clear of all encumbrances.

        c. ASSIGNMENT OF LEASES. An assignment of leases conveying the Leases and any security deposits, prepaid rents or collections and guaranties regarding the Leases to Buyer, free and clear of all encumbrances.


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        d.      ASSIGNMENT OF CONTRACTS. An assignment of Contracts conveying with warranties the Contracts to Buyer, free and clear of all encumbrances, together with the consent of all parties having a right to consent to such assignment.

        e. ASSIGNMENT OF PERMITS. An assignment of Permits conveying with warranties the Permits to Buyer free and clear of all encumbrances, together with the consent of all parties having a right to consent to such assignment.

        f. ASSIGNMENT OF WARRANTIES AND INTANGIBLE PROPERTY. An assignment of Warranties and Intangible Property to Buyer conveying with warranties the Warranties and Intangible Property to Buyer, free and clear of all encumbrances, together with the consent of all parties having a right to consent to such assignment. Seller agrees to complete any documentation and pay any fee less than $2,500 that may be required by a warrantor order to consummate an assignment of a Warranty.

        g. TENANT ESTOPPEL CERTIFICATES. Estoppel certificates in the form attached as Exhibit E from Lawson Associates, Inc. ("LA") and Restaurants Unlimited ("RU"), which certificates shall disclose no facts which are material and contradictory to those facts previously disclosed in the Rent Roll or which are material to Buyer's acquisition of the Property, and shall confirm the rents payable by such tenant and the other matters set forth in Exhibit E. For purposes of the preceding sentence an exception, qualification or modification of an estoppel certificate shall be deemed "material" if such exception, qualification or modification diminishes the value of the Property by more than Fifty Thousand Dollars ($50,000).

                        Seller shall use its best efforts to obtain estoppel
                certificates in the form of Exhibit E from St. Paul Fire and Marine Insurance Company ("St. Paul") and the other tenants in the Building; provided Seller shall not be required to expend significant moneys or make significant concessions in order to obtain such estoppel certificates. Seller shall deliver each estoppel to Buyer (regardless of whether it complies with this Agreement) promptly following Seller's receipt thereof. If St. Paul shall fail to deliver an estoppel certificate, Seller shall deliver at closing an estoppel certificate signed by Seller representing the same facts as that tenant would have represented in the missing estoppel certificate, and the delivery of such certificate shall satisfy this condition. If Seller obtains an estoppel certificate from St. Paul after Closing, Seller shall deliver such estoppel certificate to Buyer within seven (7) days of obtaining such estoppel certificate.

        h. NOTICES TO TENANTS. Notices to the tenants under the Leases, in form reasonably satisfactory to Buyer, advising them of the sale of the Property and directing them to make future lease payments to Buyer at the place designated by Buyer.

        i. MASTER LEASE. Two copies of the Master Lease fully executed by Seller.

        j. FIRPTA AFFIDAVIT. An affidavit in recordable form containing such information as is required by Internal Revenue Code Section 1445(b)(2) and regulations issued pursuant thereto.

        k. AFFIDAVITS OF SELLER. Standard form affidavits executed by Seller affirming on the date of closing there are no outstanding or unsatisfied dissolutions, judgments, tax liens, bankruptcies or mechanic's liens against or involving Seller or the Property, that there has been no skill, labor or material furnished to the Real Property for which payment has not


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                been made or for which mechanics' liens could be filed; and that there are no unrecorded contracts, parties in possession, or boundary line disputes of which each Seller has knowledge.

        l. PAYOFF STATEMENTS. Current statements from the mortgagee or holder of any security interest in the Property stating the principal balance, accrued interest as of the date thereof and per diem interest required for full satisfaction of the debt secured thereby.

        m. ORIGINAL DOCUMENTS. All original copies of the Leases, Contracts, Permits, Warranties, Plans and Records.

        n. CERTIFICATE(S) OF OCCUPANCY. One or more certificates of occupancy issued by the appropriate governmental body authorizing the use of the Real Property for the purposes for which it is now used.

        o. PAYMENT TO LAWSON ASSOCIATES. At Closing, Seller shall pay to Lawson Associates all amounts due to Lawson Associates pursuant to Article 16 of Exhibit E of the Lease with Lawson Associates.

        p. MISCELLANEOUS. Such other documents as are reasonably necessary or appropriate to effect the consummation of the transactions contemplated by this Agreement.

8.      BUYER'S OBLIGATIONS AT CLOSING.

        Subject to the terms and conditions hereof, and contemporaneously with the performance by Seller of their obligations, Buyer shall deliver or execute, acknowledge (where appropriate), and deliver at closing the following:

        a. CASH. The amount due at closing in cash, by certified check or by wire transfer pursuant to written instructions provided by Seller prior to the closing.

        b. ASSUMPTION AGREEMENT. An assumption agreement pursuant to which Buyer will assume all obligations of Seller under the Leases, Contracts, and Permits that accrue after the date of closing.

        c. MASTER LEASE. Two copies of the Master Lease fully executed by Buyer.

        d. MISCELLANEOUS. Such other documents as are reasonably necessary or appropriate to effect the consummation of the transactions contemplated by this Agreement.

9.      SELLER'S REPRESENTATIONS.

        In addition to those representations and warranties appearing in other paragraphs of this Agreement, Seller represents and warrants to Buyer that:

        a. BINDING AGREEMENT. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Minnesota and that no other actions or proceedings are or will be required to be taken by such Seller or any other person or entity, public or private, to make this Agreement a valid and binding obligation of such Seller, to fully authorize the transaction contemplated by this Agreement and upon


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                consummation of the transaction contemplated by this Agreement to vest the Property in Buyer free and clear of all liens, encumbrances, security interests and adverse claims.

        b. LITIGATION AND GOVERNMENT PROCEEDINGS. To the best of Seller's knowledge, without making inquiry, there is no litigation, proceeding (eminent domain, rezoning, building moratorium or otherwise), or claim, pending or threatened, which might result in liability on the part of Buyer.

        c. USE OF REAL PROPERTY. To the best of Seller's knowledge, without investigation, the Real Property is usable for its current uses without violating any federal, state, local or other governmental building or zoning law, ordinance or regulation, or any applicable private restriction, and such use is a legal conforming use.

        d. UTILITIES. Seller has received no notice of actual or threatened reduction or curtailment of any utility service now supplied to the Real Property.

        e. ASSESSMENTS. Seller has received no notice of actual or proposed special assessments to be levied against the Real Property.

        f. RIGHTS CONCERNING THE PROPERTY. To the best of Seller's knowledge, there are no contracts, unrecorded easements, covenants or restrictions or agreements of any kind or description, either written or verbal, which burden the Property as of the date hereof, except as disclosed in writing to Buyer prior to the Contingency Date. Seller has completed performance of all obligations it may have owed tenants of the Property under agreements other than the leases, including specifically, without limitation, any agreement pertaining to the development, construction or financing of the Property.

        g. RIGHTS OF OCCUPANCY. There are no rights of use or occupancy for any portion of the Real Property now in effect or to come into effect other than as owned by Seller and disclosed in writing to Buyer prior to the Contingency Date, and Seller shall not enter into, extend, or renew any lease agreement covering any space in or on the Real Property without the prior written approval of Buyer.

        h. CERTIFICATES OF OCCUPANCY. Seller has received no notice of actual or threatened cancellation or suspension of any certificates of occupancy for any portion of the Real Property.

        i. LEASES. Seller has made available to Buyer a correct and complete copy of each Lease and all its amendments. The information regarding the Leases contained in attached Exhibit C is correct and complete as of the date of this Agreement. The Leases are in full force and neither Seller, nor any tenant, is, to the best of each Seller's knowledge, in default under the Leases except as indicated on Exhibit C. There are no other leases or possessory rights of others regarding the Real Property.

        j. CONTRACTS. Seller has made available to Buyer a correct and complete copy of each Contract and its amendments. To the best of each Seller's knowledge, the Contracts are in full force and neither Seller, nor any other party to the Contracts, is in default under the Contracts. All other contracts in effect regarding the Property are terminable on or before the Closing Date.


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

        k. PERMITS. Seller has made available to Buyer a correct and complete copy of each Permit and its amendments. To the best of each Seller's knowledge, without inquiry, the permits are in full force, and Seller are not in default under the Permits. To the best of each Seller's knowledge, without inquiry, no other permits are required from any governmental entity in order to operate the Property as it is now operated.

        l. FINANCIAL STATEMENTS. The financial statements for the Property that have been supplied by each Seller to Buyer are correct and complete in all material respects and have been prepared on a tax basis.

        m. AGENTS AND EMPLOYEES. No management agents or other personnel employed in connection with the operation of the Property have the right to continue such employment after the Closing Date other than as required herein.

        n. OPERATION PRIOR TO CLOSING. Seller shall manage and operate the Property in the ordinary course of business between the date hereof and the date of Closing. During such period, Seller shall maintain present services and insurance policies and shall perform when due all of Seller's obligations under the Leases and other contracts affecting the Property or required by law. Prior to the date of Closing, Seller shall not enter into any Lease or other agreement or contract in respect of the Property and shall not incur any major expenses relating to the Property without Buyer's prior written consent. After the date hereof and prior to Closing, no part of the Property, nor any interest therein, will be alienated, liened encumbered or otherwise transferred.

        o. AUDIT. Buyer has advised Seller that, after Closing, Buyer must cause to be prepared up to three (3) years of audited financial statements in respect of the Property in compliance with the policies of Buyer and certain laws and regulations, including, without limitation, Securities and Exchange Commission Regulation S-X, Rule 3-14. Seller agrees to use reasonable efforts to cooperate with Buyer's auditors in the preparation of such audited financial statements (it being understood and agreed that the foregoing covenant shall survive the Closing). Without limiting the generality of the preceding sentence (i) Seller shall, during normal business hours, allow Buyer's auditors reasonable access to such books and records maintained by Seller (and Seller's manager of the Property) in respect of the Property as necessary to prepare such audited financial statements; (ii) Seller shall use reasonable efforts to provide to Buyer such financial information and supporting documentation as are necessary for Buyer's auditors to prepare audited financial statements; (iii) Seller will make available for interview by Buyer and Buyer's auditors the manager of the Property or other agents or representatives of Seller responsible for the day-to-day operation of the Property and the keeping of the books and records in respect of the operation of the Property; and (iv) if Seller has audited financial statements with respect to the Property, Seller shall promptly provide Buyer's auditors with a copy of such audited financial statements. If after the Closing Date Seller obtains an audited financial statement in respect of the Property for a fiscal period prior to the Closing Date that was not completed as of the Closing Date, then Seller shall promptly provide Buyer with a copy of such audited financial statement, and the foregoing covenant shall survive Closing. In addition, Seller shall provide Buyer promptly with such other documents and information regarding the Property as Buyer may reasonably request.

For purposes of the above representations "to the best of Seller's Knowledge" means the actual knowledge of Gary Lindstrom or Brian Field, the individuals primarily responsible in the management of the Property.

        As a material inducement to Seller to execute this Agreement, Buyer acknowledges, represents and warrants that, except as otherwise expressly set forth in this Agreement, upon the satisfaction or waiver of the conditions set forth in Section 5, (i) Buyer will have fully examined and inspected the Property, including the construction, renovation, operation and leasing of the Property, together with such documents and materials with respect to the property which Buyer deems necessary or appropriate in connection with its investigation and examination of the Property, (ii) Buyer will have accepted and will be fully satisfied in all respects with the foregoing and with the physical condition, value, presence or absence of hazardous materials, use, leasing, operation, tax status, income and expenses of the Property, (iii) the Property will be purchased by Buyer "AS IS" and "WHERE IS" and with all faults and, upon closing, Buyer shall assume responsibility for the physical condition of the Property, and (iv) Buyer will have decided to purchase the Property solely on the basis of its own independent investigation. Except as expressly set forth herein or in any documents executed by Seller and delivered to Buyer pursuant to
Section 7 ("Seller' Documents"), Seller has not made, does not make, and has not authorized anyone else to make any representation as to the present or future physical condition, value, presence or absence of hazardous materials, financing status, leasing, operation, use, tax status, income and expense or any other matter or thing pertaining to the Property, and Buyer acknowledges that no such representation or warranty has been made and that in entering into this Agreement, it does not rely on any representation or warranty other than those expressly set forth in this Agreement or in Seller' Documents. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN SELLER'S DOCUMENTS, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, AND BUYER HEREBY RELEASES SELLER FROM ALL CLAIMS RELATING TO THE CONDITION OF THE PROPERTY EXCEPT FOR CLAIMS THAT SELLER HAS BREACHED AN EXPRESS WARRANTY SET FORTH IN THIS AGREEMENT OR MADE AN EXPRESS WRITTEN MISREPRESENTATION IN THIS AGREEMENT CONCERNING THE PROPERTY. Seller shall not be liable for or bound by any verbal or written statements, representations, real estate broker's information pertaining to the Property furnished by any real estate broker, agent, employee, servant or any other person unless the same are specifically set forth in this Agreement or in Seller' Documents. The provisions of this paragraph shall survive the closing.

        All representations and warranties of Seller concerning the Property shall expire and be null and void as of the first anniversary of the Closing Date ("Termination Date"). Buyer shall not be permitted to commence a legal claim based on the above representations and warranties on or after the Termination Date, time being of the essence.

10.     BUYER'S REPRESENTATIONS.

        a. WORK ON PROPERTY. Prior to closing, Buyer shall not, without Seller' prior written consent, perform or cause to be performed any work other than customary repairs and maintenance for which the provider would be entitled to a lien upon the Real Property. Seller may withhold such consent if, in Seller' sole discretion, Buyer fails to demonstrate Buyer's financial ability to pay for such work.

        b. MANAGEMENT AGREEMENT. After acquisition of the Property, Buyer intends to retain HPT TIC Management Services LP, a Texas limited partnership ("HPT Management") to manage and lease the Property. At Closing, Buyer shall cause HPT Management to join with Frauenshuh Companies ("Frauenshuh") in execution of a subcontract ("Management Subcontract") for the management and leasing of the Property whereby Frauenshuh will manage and lease the Property (i) for a term of six (6) years, subject to such termination events and renewal provisions as may be agreed upon by HPT Management and

                Frauenshuh. The parties shall endeavor in good faith to agree upon the form of Management Subcontract as soon as practicable after the date of this Agreement. In the event that Seller and Buyer fail to agree upon the form of Management Subcontract by 3:00 p.m. (Dallas, Texas time) on the second (2nd) business day after the date of this Agreement, then either Seller or Buyer may terminate this Agreement by written notice to the other party, in which event the Earnest Money shall be returned to Buyer.

11.     SELLER'S WARRANTY OF TITLE.

        Subject to performance by Buyer, Seller agrees to execute and deliver a special warranty deed conveying marketable title to the Real Property subject only to the following exceptions:

        a. Building and zoning laws, ordinances, state and federal regulations.

        b. Utility and drainage easements which do not interfere with the present use of the Real Property.

        c. Any items referenced on Schedule B of the Commitment (as hereafter defined in Section 12 herein) to which Buyer fails to make timely objection pursuant to Section 12 herein.

12.     OBLIGATIONS OF SELLER AND BUYER AS TO TITLE MATTERS.

        It is understood and agreed that the title herein required to be furnished to the Real Property by the Seller shall be marketable of record and that marketability shall be determined as of the closing date. Seller agrees to record all documents necessary to show of record a marketable title in Seller.

        a. TITLE INSURANCE COMMITMENT. Within two (2) days after the date of this Agreement, the Seller will deliver to the Buyer, without expense to the Buyer, a commitment ("Commitment") for an owner's extended coverage policy of title insurance for the Real Property, ALTA Form B (1992) dated a current date and issued by (the Title Company). Such title insurance commitment shall be in the amount of the purchase price and shall commit to insure Buyer's ownership of fee title to the Real Property. The Commitment shall have attached copies of all instruments of record which create any easements or restrictions which are referred in Schedule B of the Commitment. Seller shall pay at closing the cost of preparing the Commitment and the Buyer shall pay at closing the premiums for the policies of title insurance which are issued pursuant to the Commitment.

        b. SURVEY. Within two (2) days after the date hereof, the Seller, at its cost, will provide to the Buyer a survey of the Real Property, certified currently to the Buyer, in the form required by the Title Company (as defined in Section 12 herein) in order to remove the survey exception from the Commitment (as defined in Section 12a herein). The survey shall be prepared in accordance with standards applicable to registered and licensed land surveyors making surveys in the State of Minnesota.

        c. EXAMINATION OF TITLE. The Buyer shall be allowed two (2) business days after the later of (1) the date of this Agreement, or (2) receipt of the survey and commitment for title insurance, for examination of title and the making of and objections thereto, said objections to be made in writing or deemed to be waived.

        d.      OBJECTIONS, TITLE CORRECTIONS AND REMEDIES.

                (1) PERIODS TO CURE OBJECTIONS AND CLOSE. If any objections are so made, the Seller shall be allowed fifteen (15) days from the date of Buyer's written objections to make such title marketable including obtaining a commitment from Title Company or Lawyers Title Insurance Corporation to cover any title risk to Buyer. Pending correction of title, the payments hereunder required and the Closing Date shall be postponed, but upon correction of title and within two (2) business days after written notice, the Buyer shall perform this agreement according to its terms.

                (2) TITLE FOUND MARKETABLE. If the title to the Real Property be found marketable or be so made within fifteen (15) days from the date of Buyer's objections, and Buyer shall default in any of the terms of this Agreement then in that case Seller may, at its option, enforce any of Seller's remedies as described in Section 18.

                (3) TITLE NOT MADE MARKETABLE. If said title is not made marketable within said fifteen (15) day period, then Buyer, at its option may:

                        (a) Terminate this Agreement by written notice to Seller, in which event the Title Company shall promptly refund the Earnest Money to Buyer and neither Seller nor Buyer shall have any further remedies or causes of action against the other; or

                        (b) Waive the objection to marketability of title and proceed to closing within two (2) days of the expiration of such 10-day period.

        e.      TITLE INSURANCE COSTS.

                (1) TITLE INSURANCE. Seller shall pay for the cost of preparing a title insurance commitment. Buyer shall pay the title insurance premium.

                (2) CLOSING FEE. Seller and Buyer shall each pay one-half any reasonable and customary escrow and/or closing fee charged by the Title Company.

                (3) STATE DEED TAX. Seller shall pay all documentary stamp taxes or other transfer fees regarding the Deed to be delivered by Seller under this Agreement.

13.     HAZARDOUS MATERIALS.

                        (a) To Seller's actual knowledge without inquiry or investigation, and except as may have been disclosed in writing to Buyer by Seller or by any environmental reports obtained by Buyer on or before the Contingency Date: (i) Seller has not used the Subject Property for the generating, transporting, treating, storage, manufacture, emission of or disposal of any reportable quantities of Hazardous Materials (defined below) in violation of applicable Environmental Laws (defined below), (ii) there have been no investigations or reports involving the Subject Property by any governmental authority which pertain to a violation of applicable Environmental Laws, (iii) no person, private or governmental agency or entity has given any written notice to Seller of or asserted any written claim, cause of action, penalty, cost or demand against Seller for payment or cause of action, penalty, cost or demand against Seller for payment or compensation involving any injury or threatened injury to human health, the environment or natural resources resulting or allegedly resulting from any activity or event described in (i) above, (iv) there are not now, nor have there been in the past, any actions, suits, proceedings or damage settlements against Seller related in any way to Hazardous Materials in, upon, under, over or from the Subject Property in violation of law, (v) Seller shall give Buyer prompt written notice if Seller receives prior to Closing any written notice with regard to a violation of Environmental Laws resulting from Hazardous Materials on, from or affecting the Subject Property. For purposes of this subsection, "Seller's actual knowledge" means the actual knowledge of Gary Lindstrom or Brian Field, the primary managers of the Property. All representations made above concerning the Property shall expire and be null and void as of the first anniversary of the Closing Date "Termination Date." Buyer shall not be permitted to commence a legal claim based on the above representations on or after the Termination Date, time being of the essence.

                        (b) For purposes of this Agreement, the following terms have the following meanings:

                                (i)     "Hazardous Materials" means
                                polychlorinated biphenyls, petroleum, flammable explosives, radioactive materials, asbestos, asbestos containing materials, radon gas and any hazardous, toxic or dangerous waste, pollutant, contamination, substance or material defined as such in (or for purposes of) the Environmental Laws or which is listed as such by the Environmental Protection Agency.

                                (ii) "Environmental Laws" means any current federal, state, or local law, regulation or ruling applicable to environmental conditions on, under or about the Subject Property, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), the Resource Conservation and Recover Act, the Toxic Substances Control Act and the Clean Water Act and any similar local or state law.

        b. "HAZARDOUS SUBSTANCES" means a substance or waste, designated as hazardous or toxic in Section 101 of the Comprehensive Environmental Response and Liability Act, as amended, 42 U.S.C. ss. 9601.

        c. NO WARRANTY. In connection with Hazardous Substances, Buyer acknowledges that Buyer has fully examined the Property and that it is buying the Property "As Is" relying solely on Buyer's own judgment, discretion and investigation and that of professional engineers and consultants which have made environmental audits certified on behalf of Buyer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES EXPRESS OR IMPLIED RELATING TO HAZARDOUS SUBSTANCES IN OR ON THE PROPERTY AND EXPRESSLY DISCLAIMS ANY SUCH REPRESENTATIONS OR WARRANTIES MADE BY ANY AGENT,

                CONTRACTOR, EMPLOYEE OR OTHER PERSON, AND BUYER HEREBY RELEASES SELLER FROM ANY CLAIM OF WHATEVER NATURE RESULTING FROM THE PRESENCE OF HAZARDOUS SUBSTANCES IN OR ON THE PROPERTY AND ANY ALLEGED MISREPRESENTATION OR WARRANTY OR ALLEGED DUTY TO MAKE A DISCLOSURE WITH RESPECT TO HAZARDOUS SUBSTANCES IN OR ON THE PROPERTY.

14.     REAL ESTATE BROKERAGE COMMISSION; DISCLOSURE OF AGENT.

        It is agreed and understood by Seller and Buyer that there are no real estate commissions, finders fees, or other payments of any kind due or owing to any person regarding the sale of the Property except that Seller has retained Frauenshuh Companies as a broker and shall be solely liable for any commission owed to Frauenshuh Companies. Seller agrees to indemnify and hold Buyer harmless from any demands, claims or payments in the event any person claims any real estate commissions, fees or payments from Buyer other than those resulting from an alleged contract with Buyer. Buyer agrees to indemnify and hold Seller harmless from any demands, claims or payments in the event any person claims any real estate commissions, fees or payments resulting from a contract with Seller.
15. DAMAGE.

        If, prior to the closing date, all or any part of the Property is substantially damaged by fire, casualty, the elements or any other cause, Seller shall immediately give notice to Buyer of such fact and at Buyer's option (to be exercised within ten (10) business days after such Seller's notice), this Agreement shall terminate, in which event neither party will have any further obligations under this agreement and the Earnest Money, together with any accrued interest, shall be refunded to Buyer. If Buyer fails to elect to terminate despite such damage, or if the Property is damaged but not substantially, Seller shall perform the prompt repair of such damage or destruction and the return of the Property to its condition prior to such damage. If such damage shall be completely repaired prior to the Closing Date then there shall be no reduction in the purchase price, and Seller shall retain the proceeds of all insurance related to such damage. If such damage shall not be completely repaired prior to the Closing Date but Seller is diligently proceeding to repair, then Seller shall complete the repair after the Closing Date and shall be entitled to receive the proceeds of all insurance related to such damage after repair is completed; provided, however, Buyer shall have the right to delay the Closing Date until repair is completed. If Seller shall fail to diligently proceed to repair such damage, then Buyer shall have the right to require closing to occur and the purchase price (and specifically the cash portion payable at the Closing Date) shall be reduced by the cost of such repair, or at Buyer's option, Seller shall assign to Buyer all right to receive the proceeds of all insurance related to such damage and the purchase price shall remain the same (except that Buyer shall receive a credit of the amount of any deductible under the applicable insurance policy). For purposes of this paragraph, the words "substantially damaged" means damage that would cost $1,000,000 or more to repair.

16.     RISK OF CONDEMNATION PRIOR TO CLOSING.

        All risk of condemnation of the Property prior to the closing shall be on Seller. If after the effective date hereof and prior to the closing all or a material part of the Property is subjected to a bona fide threat of condemnation by a body having the power of eminent domain or is taken by eminent domain or condemnation, Buyer may, by written notice to Seller, elect to cancel this agreement prior to the closing hereunder, in which event both parties shall be relieved and released of and from any further liability hereunder, and the Earnest Money, together with interest thereon, shall forthwith be returned to Buyer and thereupon this agreement shall become null and void and be considered cancelled. If no such election is made, this agreement shall remain in full force and effect and the purchase contemplated herein, less any interest taken by eminent domain or condemnation herein, shall be effected with no further adjustment, and upon the Closing Seller shall assign, transfer and set over to Buyer all of the right, title and interest of Seller in and to any awards that have been or that may thereafter be made for such taking. For purposes of this paragraph, a condemnation of the Property shall be deemed "material" if any tenant of the Property would have the right to terminate its lease as a result of the condemnation or if the loss of ownership of the condemned property would be a material impediment to the operation or leasing of any portion of the Property.

17.     NOTICE.

        Any notice given under this agreement shall be deemed given on the date the same is hand delivered to the following addresses or is deposited in the United States mail (registered or certified), postage prepaid, addressed as follows:

        IF TO SELLER:           Rice Park Associates, LLC
                                c/o Frauenshuh Companies
                                7101 West 78th Street
                                Bloomington, MN  55439
                                Attn:  Randy McKay, and
                                Attn:  Gary L. Lindstrom

                                and

        WITH A COPY TO:         James R. Steilen, Esq.
                                Briggs and Morgan, P.A.
                                2200 IDS Center
                                Minneapolis, Minnesota  55402

        IF TO BUYER:            Harvard Property Trust, LLC
                                15601 Dallas Parkway
                                Suite 600
                                Addison, Texas 75001
                                Attn:  Jon Dooley and Jay R. Verdoorn

        WITH A COPY TO:         Pat Arnold, Esq.
                                Powell & Coleman, L.L.P.
                                8080 N. Central Expressway
                                Suite 1380
                                Dallas, Texas

        IF TO TITLE COMPANY:    Commercial Partners Title, LLC
                                200 South Sixth Street
                                Suite 1300
                                Minneapolis, Minnesota 55402
                                Attn:  Tony Winczewski

18.     DEFAULT BY SELLER.

        In the event that Seller should fail to consummate the transactions contemplated herein for any reason, except Buyer's default or a permitted termination of this Agreement, Buyer's sole remedies shall be to:

        a. Terminate this Agreement, in which event the Earnest Money shall forthwith be returned to Buyer and in which event, Buyer shall have no further remedies or causes of action against Seller; or

        b.      Enforce the specific performance of this agreement.

The prevailing party in any litigation brought pursuant to this section shall be entitled to reimbursement of its attorneys fees by the other party. No delay or omission in the exercise of any right or remedy accruing to Buyer upon any breach by Seller under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by Buyer of any condition or of any subsequent breach of the same or any other term, covenant, or condition herein contained shall not be deemed to be a waiver of any other condition or of any subsequent breach of the same or any other term, covenant, or condition herein contained. All rights, powers, options or remedies afforded to Buyer either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option or remedy shall not bar other rights, powers, options or remedies allowed herein or by law.

19.     DEFAULT BY BUYER.

        In the event that Buyer should fail to consummate the transaction contemplated herein for any reason, except Seller's default or a permitted termination of this Agreement, Seller's sole and exclusive remedy shall be either (i) to enforce the specific performance of this Agreement or (ii) to terminate this Agreement and recover the Earnest Money, it being agreed between Seller and Buyer that such sum shall be liquidated damages for a default by Buyer under this Agreement because of the difficulty, inconvenience, and uncertainty of ascertaining actual damages for such default. The amount of the Earnest Money represents Seller's and Buyer's best estimate of the damages that will be suffered by Seller because of Buyer's default.

        The prevailing party in any litigation brought pursuant to this section shall be entitled to reimbursement of its attorneys fees by the other party. No delay or omission in the exercise of any right or remedy accruing to Seller upon any breach by Buyer under this agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by Seller of any condition or of any subsequent breach of the same or any other term, covenant, or condition herein contained shall not be deemed to be a waiver of any other condition or of any subsequent breach of the same or any other term, covenant, or condition herein contained. All rights, powers, options or remedies afforded to Seller either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option or remedy shall not bar other rights, powers, options or remedies allowed herein or by law.

20.     TAX FREE EXCHANGE.

        Seller may elect to perform its obligation hereunder to sell the Property to Buyer by execution of a tax free exchange or deferred tax free exchange. In such event, Buyer agrees to cooperate with such Seller, including without limitation, by the execution of purchase agreements for the real estate to be exchanged or execution of agreements to escrow sales proceeds, provided that nothing herein shall require Buyer to incur costs or liability in excess of the costs or liabilities Buyer would incur in the absence of such tax free exchange and nothing herein shall require Buyer to waive any rights which Buyer has under the terms of this agreement with respect to the Property.

21.     ASSIGNMENT.

        Buyer shall not be entitled to assign this agreement to any party other than an Affiliate (as hereinafter defined) without Seller's prior written consent, which consent shall not be unreasonably withheld. Any assignment by Buyer shall not relieve Buyer from liability arising from a default by Buyer's assignee nor require Seller to exhaust its remedies against such assignee or to bring a claim against such assignee prior to bringing a claim against Buyer. Buyer may assign its rights under this Agreement to an Affiliate without the prior written consent of Seller. For purposes of this Section 21, the term "Affiliate" shall mean: (a) an entity that controls, is controlled by, or is under common control with Buyer; (b) any partnership in which Buyer or Buyer's controlling member is the general partner; or (c) any fund or entity sponsored by Buyer.

22.     APPLICABLE LAW.

        This agreement shall be governed by and construed in accordance with the substantive laws of the State of Minnesota.

23.     HEADINGS.

        Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this agreement.

24.     BINDING EFFECT.

        This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns.

25.     COUNTERPARTS.

        This agreement may be executed in any number of counterparts or may be, where the same are not required, certified or otherwise delivered without the testimonium clause and signatures; each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

26.     SEVERABILITY.

        In case any one or more of the provisions contained in this agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

27.     SURVIVAL.

        All representations, warranties, and obligations of the parties contained in this agreement shall survive the closing of the transaction contemplated by this Agreement for a period of one year following the Closing Date. Buyer may not bring any claim based on the representations, warranties and obligations of Buyer contained in this Agreement after such one year period, time being of the essence.

28.     ACCEPTANCE.

        The offer contained herein shall remain open and subject to acceptance by Buyer on or before 5:00 P.M., Central Time, Minneapolis, Minnesota, May ___, 2005, unless sooner revoked in writing by Seller or rejected by Buyer. The acceptance of Buyer shall be noted below by its endorsement of this agreement with delivery to Seller. Failure of Buyer to transmit acceptance, if any, within the time specified above shall terminate Seller's offer herein without further action, time being the essence of this agreement.

        IN WITNESS WHEREOF, the parties have hereunto set their hands effective the date and year first above written.



THIS INSTRUMENT WAS DRAFTED BY:
James R. Steilen
Briggs and Morgan
2400 IDS Center
Minneapolis, MN 55402
612- 334-8400

                                SIGNATURE PAGE TO
                          COMMERCIAL PURCHASE AGREEMENT




                                Harvard Property Trust, LLC



                                By______________________________________________
                                  Its___________________________________________

                                SIGNATURE PAGE TO
                          COMMERCIAL PURCHASE AGREEMENT



                                Rice Park Associates, LLC



                                By______________________________________________
                                  Its___________________________________________

                                  ESCROW AGENT

        Escrow Agent hereby accepts the foregoing as instructions to Commercial Partners Title, LLC and agrees to be bound by the provisions applicable to Escrow Agent and to perform its obligations as set forth herein. Notwithstanding anything to the contrary contained in this Agreement, if Closing fails to occur, Escrow Agent shall not disburse the Earnest Money to the party requesting disbursement thereof without giving written notice to the other party and allowing such other party a period of ten (10) days to object to the requested disbursement. Upon receipt of any notice of objection, Escrow Agent shall tender unto the registry or custody of any court of competent jurisdiction all money in its possession held under the terms of this Agreement, together with such legal pleading as it deems appropriate, and thereupon be discharged.

Date:___________________________        Commercial Partners Title, LLC

                                        By:_____________________________________
                                        Printed Name:___________________________
                                        Title:__________________________________

                              SCHEDULE OF EXHIBITS

EXHIBIT

A.      Legal Description of Land

B.      Personal Property

C.      Leases

D.      Contracts

E.      Tenant Estoppel Certificate

                                    EXHIBIT A

                               DESCRIPTION OF LAND


Lots 5, 6, 7 and 8, Block 8, ST. PAUL PROPER, according to the recorded plat thereof, Ramsey County, Minnesota, and those parts of Lots 4 and 9, said Block 8, lying southwesterly of a line, 177.08 feet southwesterly of and parallel with the northeasterly line of said Block 8.

                                    EXHIBIT B

                                PERSONAL PROPERTY

EQUIPMENT
---------

1 Computer System (POS)
1 Label Maker
1 Dewalt DW936 Battery operated 5 3/8" Trim Saw
1 Dewalt DW954 3/8" Cordless Drill
1 Dewalt 1/2" Cordless Drill
1 Dewalt DW965 3/8" Cordless Right Angle Drill
1 Schmacher 10/30/50 Amp Fast Battery Charger
1 Dewalt DW106 3/8"VSR Drill
1 Dewalt DW431 Belt Sander
1 Makita 9036 Pad Sander
1 Jepsen Model 9515 14" Cut-off Saw
1 Bosh 11236 VS Hammer Drill
1 Boshstitch Model BT35B Brad Nailer
1 Dewalt DW307 VS Reciprocating Saw
1 Remington Model 490 Low Velocity Powder Actuated Tool
1 Dewalt DW359 7 1/4" Circular Saw
1 Halogen Work Light on tripod stand
1 Ladder 18'
7 Quick Grip Bar Clamps
1 Level 24"
1 Bolt Cutter 24"
7 C Clamps (misc.)
1 Hose Clamps (assortment)
2 Rigid F110 Plumbing Wrenches (Smooth Jaw)
1 Wrench Strap
3 Wonder Bars
3 Pipe Wrenches (misc.)
1 Face Shield for grinding
5 Dry Bars (various)
6 Vice Grips (assortment)
1 Welding Helmet
1 Craftsman Shop Vac 20 gallon
1 Coleman Powermate Compressor 20 gallon 5hp
4 sets Allen Wrenches (US and metric)
25 Screwdrivers (misc.)
2 sets Wrenches (1 US and 1 metric)
2 sets Nut Drivers (1 US and 1 metric)
3 sets Sockets 1/4" (US, metric, Deep)
2 Ratchets 1/4"
4 sets Sockets 3/8" (US, metric, Deep)
1 Ratchet 3/8"
4 Extensions 3/8" (misc.)
2 sets Sockets 1/2" (US and metric)
1 Sabre Saw
1 Electrical Tester (pocket)

1 Strong Box Puller Set OTC1676
1 Surefire T655 Propane Torch Head (self igniting)
1 Weller Soldering Kit
1 Bravo Key Cutting Machine
1 Dewalt DW505 1/2" VSR Hammer Drill
1 Makita 9227 C Buffer
1 Jepson Model 4205 5" Disc Sander Grinder
1 Dewalt DW400 4 1/2" Angle Grinder
1 Wissota Mod E6 1/3 Hp Bench Grinder
3 Torpedo Levels 6"
2 Claw Hammers (misc.)
1 Dremel Electric Engraving Tool
1 Battery Terminal Brush
1 Spud Wrench
1 Electrical Fish Tape
2 Tubing Cutters (misc.)
1 Marson Rivet Kit $39001
1 Florida Pneumatic FP 3751K Die Grinder
2 Hole Saw Kits (incomplete)
1 Wrench Set Large SK#1714 3/8 - 1 1/4"
1 Mayhen #701K set of punches and chissels
1 set Stanley Wood Chisels
2 Hammers Large 24 oz.
1 Dickson Chart Recorder SC4
1 Pipe Wrench - Smooth Jaw
1 Nut and Bolt Cabinet (Large)
1 Nut and Bolt Cabinet (Small)
1 set Wrenches Combination 1/4 - 1 1/8
2 Carbon Dioxide Monitors YES 203
1 Ace Submersible Pump 1/6 HP
1 Milwaukee Heavy Duty Drain Cleaner
1 Receptacle Tester w/GFI Tester
1 Baytek Raynger St. Non Contact Temp. Probe
1 AWS Model DSA 2007 Clamp on Amp Meter
1 Fluke 87III True RMS DMN
1 Zircon Stud Finder
1 Dri Steem Hand Held Programmer
1 Fluke Model 51 K/J Thermometer
1 Greenlee Powerfinder Circuit CT
1 E Xtech Humidity / Temp Meter w/Probes
1 Leviton #49561 SSP Inductive Speaker Probe
1 Leviton Tone Generator
1 RCA Audio System
5 Durham Parts Cabinets w/21 Drawers
2 Ladders extension 24 (1 is bad)
1 Ladder step 12 2 Ladder step 10
2 Ladder step 8
15 Ladder step 6
1 Pallet Jack
1 Oasis Metering Station

6 Motorola battery chargers (misc.)
1 Level 4'
1 Lincoln Arc Welder
1 Oxy-Actelene Set
1 General Drain Snake
1 IBM Computer (EMS)
1 Gravely Snow Broom
1 Ariens Snow Blower
1 Honda Snow Blower
1 Pallet Jack
1 Fork Truck
1 Genie Lift
1 Pressure Washer
1 Refrigerator
1 Micro Wave
10 Motorola Walkie Talkies
10 Assorted Hand Carts&Dollies

LOBBY FURNITURE
---------------

6 brass planter's 18" diameter
4 tub chairs
1 glass coffee table
2 floral pots/silk arrangement
1 task desk chair (security)

ENGINEERING ROOM
----------------

1 3x5 metal desk
1 two-drawer file cabinet
6 assorted task chairs
1 18 cubic refrigerator
1 sharp microwave
1 water cooler
1 video surveillance unit
1 6 bank lockers

CHIEF ENGINEER OFFICER
----------------------

3 2-drawer file cabinet
1 4-drawer lateral file cabinet
2 task chairs

SHOP
----

1 wood desk
1 file cabinet 6'
2 task chairs

                                    EXHIBIT C

                                     LEASES


REAL ESTATE LEASES

1.      Lawson Associates, Inc. dated August 8, 1997
2.      Bremer Bank National Association dated September 15, 1989
3.      RUI One Corp (Kincaid's), dated July 21, 1999
4.      Frauenshuh Companies, dated December 1, 1999
5.      Chipotle Mexican Grill, Inc., dated May __, 2000
6.      Starbucks Corporation, dated September 27, 2000
7.      St. Paul Fire & Marine Insurance Co., dated August 8, 1997

LICENSES

1.      MCI Metro Access Transmission Services, LLC, dated August 10, 2004
2.      XO Minnesota, LLC, dated August 31, 2004
3.      City Lites, U.S.A., Inc., dated July 23, 2003
4.      BWBR Architects, Inc., dated July 31, 2001

                                    EXHIBIT D

                                    CONTRACTS


DATE OF AGREEMENT         SERVICE                   VENDOR/CONTRACTOR
5/13/98                   Chilled Water             District Cooling of St. Paul
5/13/98                   Hot Water                 District Energy St. Paul
8/1/02 (Effective Date)   Waste Removal             Waste Management
10/1/00 (Effective Date)  Elevator Maintenance      KONE
9/1/99 (Effective Date)   Janitorial                Marsden Building Maintenance
10/1/04 (Effective Date)  Pest                      Guardian Pest Control
1/01/01 (Effective Date)  Security System           Low Voltage Contractors
10/01/01                  Fire/Life Safety Systems  Low Voltage Contractors
1/01/04 (Effective Date)  Security                  American Security

                                    EXHIBIT E

                           TENANT ESTOPPEL CERTIFICATE


Harvard Property Trust, LLC
15601 Dallas Parkway, Suite 600
Addison, Texas 75001

        RE: Office building located at 380 St. Peter Street, St. Paul, Minnesota (the "BUILDING")

Gentlemen:

        Reference is made to that certain [LEASE AGREEMENT] dated as of ____________ __, ____ between ____________________________, a ____________, as landlord ("LANDLORD"), and the undersigned, as tenant ("TENANT"), demising premises in the captioned Building more particularly described in the Lease (the "PREMISES"). The lease, together with all amendments thereto included in
SCHEDULE 1 attached hereto, is herein referred to as the "LEASE." Tenant hereby represents to the Benefited Parties (as herein defined) that the following statements are true and correct as of the date hereof:

        1. A true, correct and complete copy of the Lease (including all amendments) is attached hereto as SCHEDULE 1. The undersigned is the Tenant under the Lease for space at the Premises covering ___________ rentable square feet.

        2. The Lease is in full force and effect and has not been amended, modified, supplemented or superseded except as indicated in Schedule 1. There are no understandings, contracts, agreement or commitments of any kind whatsoever with respect to the Premises, except as expressly provided in the Lease.

        3. The term of the Lease commenced on ________________, and expires on _________________, subject to any rights of Tenant to extend the term as provided therein. The base rent presently being charged is $__________. All rentals, charges, additional rent and other obligations on the part of the undersigned have been paid to and including ____________, 200_. No rental, other than for the current month, has been paid in advance. The undersigned has accepted possession and now occupies the Premises and is currently open for business. In addition to the fixed minimum Base Rent, the Tenant pays its pro-rata share of real estate taxes and operating expenses in excess of a base stop of _________________.

        4. Tenant has paid to Landlord a security deposit in the amount of $__________________. Tenant has no claim against Landlord for any other security, rental, cleaning access card, key or other deposits or any prepaid rentals.

        5. Landlord is not in any respect in default in the performance of the terms and provisions of the Lease, nor does any state of facts or condition exist which, with the giving of notice or the passage of time, or both, would result in such a default. All conditions under the Lease to be performed by Landlord have been satisfied. Without limiting the generality of the foregoing, all improvements to be constructed in the Premises by Landlord have been completed to the satisfaction of Tenant and accepted by Tenant and any tenant construction allowances have been paid in full, and all duties of an inducement nature required of Landlord in the Lease have been fulfilled to Tenant's satisfaction. Tenant has no claim against Landlord by reason of any restriction, encumbrance or defect in title of the Premises of which Tenant has actual knowledge.


                                     F-E-D-1

        6. There currently is no defense, offset, lien, claim or counterclaim by or in favor of Tenant against Landlord under the Lease or against the obligations of Tenant under the Lease (including, without limitation, any rentals or other charges due or to become due under the Lease) and Tenant is not contesting any such obligations, rentals or charges. To Tenant's knowledge, all leasing commissions due in respect of the current term of the Lease have been paid.

        7. Tenant has no renewal, extension or expansion option, no right of first offer or right of first refusal and no other similar right to renew or extend the term of the Lease or expand the property demised thereunder except as may be expressly set forth in the Lease. Tenant has no right to lease or occupy any parking spaces within the Property except as set forth in the Lease. Tenant is entitled to no free rent nor any credit, offsets or deductions in rent, nor other leasing concessions other than those specified in the Lease.

        8. Tenant is not in any respect in default in the performance of the terms and provisions of the Lease nor does any state of facts or condition exist which, with the giving of notice or the passage of time, or both, would result in such a default. Without limiting the generality of the foregoing, Tenant is current in its rental obligation under the Lease.

        9. The undersigned has not received notice of a prior transfer, assignment, hypothecation or pledge by Landlord of any of Landlord's interest in the Lease other than to the holder of any first mortgage on the captioned property.

        10. There are no liens recorded against the Premises with respect to work performed by or on behalf of Tenant or materials supplied to the demised property.

        11. Tenant has not assigned the Lease nor sublet all or any part of the Premises, except as shown on Schedule 1 attached hereto and made a part hereof for all purposes.

        12. Tenant acknowledges and agrees that if any of the Benefited Parties acquire title to the Property, such Benefited Party shall have responsibility as landlord under the Lease to the extent set forth in the Lease or other writing executed between such Benefited Party and Tenant, but such Benefited Party will have no obligation under any other document executed between Landlord and Tenant, including, specifically, without limitation, any agreement pertaining to the development, construction or financing of the Building and related property. Tenant agrees to look solely to Landlord for the performance of Landlord's obligations under such other agreements.

        IN THE ESTOPPEL CERTIFICATE FOR LAWSON ASSOCIATES, THE FOLLOWING PROVISION SHOULD BE ADDED:

        13. TENANT HAS NO OPTION, RIGHT OF FIRST REFUSAL OR OTHER PREFERENTIAL PURCHASE RIGHT WITH RESPECT TO THE BUILDING. UPON THE SALE OF THE BUILDING, TENANT IS ENTITLED TO A ONE-TIME PAYMENT OF $_____________ IN ACCORDANCE WITH ARTICLE 16 OF EXHIBIT E TO THE LEASE. TENANT AGREES THAT IT WILL NOT BE ENTITLED TO ANY OTHER PAYMENT ARISING OUT OF THE CURRENT OR ANY SUBSEQUENT SALE OR REFINANCING OF THE BUILDING.

        14. Landlord has fulfilled any obligations to Tenant with respect to the development, construction or financing of the Building and related property, whether arising under the Lease or otherwise.

        The above certifications are made to the Benefited Parties knowing that the Benefited Parties will rely thereon in making an investment in the Building and the Premises. For purposes hereof, the term "BENEFITED PARTIES" means the addressees of this letter and all of the following: (a) Harvard Property


                                     F-E-D-2

Trust, LLC, a Delaware limited liability company and its successors, assigns, and designees (including, without limitation, any tenant in common purchasers); and (b) any lender to which any party described in the foregoing clause (a) grants a deed of trust, mortgage or other lien upon the Building or Premises.

                                        Very truly yours,



                                        a ___________________________________ ,


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________



                                     F-E-D-3

                              JOINDER OF GUARANTOR

        The undersigned joins in the execution of this Estoppel Certificate for the purpose of confirming to and for the benefit of the Benefited Parties (a) that the guaranty of Tenant's obligations under the Lease executed by the undersigned remain in full force and effect, and (b) that the undersigned has no defenses or offsets to its obligations under the guaranty of the Lease executed by the undersigned. The undersigned understands that the Benefited Parties will rely upon the foregoing confirmations.

                                        a ___________________________________ ,


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________



                                     F-E-D-4